EXHIBIT 10.2
 NOVATION AGREEMENT
 BETWEEN
 UNICO, INC. AND STARLICON GROUP

 S1_EX-51

                               NOVATION AGREEMENT

               This NOVATION AGREEMENT ("the Agreement") is made and entered into on June 26, 1998 by and between Unico, Inc., a New Mexico corporation
("Unico") and Intermountain Refining Co., Inc. ("IRC"), a New Mexico
corporation, on the one hand, and Starlicon Group, Inc. ("SGI"), a Nevada corporation and Starlicon International ("SI"), a California corporation, on the other hand. SGI and SI will be collectively referred to herein as "Starlicon".

                               W I T N E S S E T H

               WHEREAS, on February 21, Unico and SGI entered into a Stock
Purchase Agreement (the "Stock Purchase Agreement"), wherein and whereby Unico was to acquire all of the issued and outstanding shares of stock of SI in exchange for 5,476,190 shares of Unico common stock and 10,952 shares of Unico convertible preferred stock, convertible into 10,952,000 shares of common stock
("the Transaction");

               WHEREAS, as part of fulfilling the requirements of the Agreement, a dispute arose between Unico and Starlicon;

               WHEREAS, on May 21, 1998, Unico filed a Complaint in the United
States District Court for the Central District of California entitled Unico,
Inc. v. Starlicon Group, Inc., Starlicon International Corporation, et al., Case
No. CV 98-3990 DT(SHx);

               WHEREAS, the parties desire to resolve their differences in a mutually beneficial and amicable way;

               NOW THEREFORE, in consideration of the covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledge, the parties agree as follows:

        1.     The effective date of the Transaction is changed to June 1, 1998 and Closing will be as of 12:00 a.m. June 26, 1998.

        2.     The following sections of the Stock Purchase Agreement are amended for purposes of this Agreement:

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                A.      Various dates which occur throughout the Stock Purchase
                        Agreement are amended in accordance with the following
                        table:

               Paragraph       Description           Date Deleted  Amended Date
               ---------       -----------           ------------  ------------
               First Line      Effective Date        Nov. 30, 1997 June 01, 1998

               3.6             SI Financials         Nov. 30, 1997 June 30, 1998

               3.6             Audit Date            60 days       June 30, 1998

               3.7             SI Bal. Sheet Date    Nov. 30, 1997 June 30, 1998
                               (Two references)

               3.27            Backlog               Nov. 30, 1997 June 30, 1998

               4.6             Unico Financials      Nov. 30, 1997 Feb. 28, 1998

               4.7             Unico Balance
                               Sheet Date            Nov. 30, 1997 Feb. 28, 1998
                               (Two references)

               4.27            Backlog               Nov. 30, 1997 Feb. 28, 1998

               5.7             Negotiations          Feb. 15, 1998 July 01, 1998

                B.      Paragraph 2.1 is deleted and replaced with the
                        following: "Confidentiality Agreement. At the closing,
                        or as soon thereafter as practicable, Unico's former
                        officers will enter into a confidentiality agreement in
                        which they agree not to disclose to any third party any
                        confidential information related to SI or its business
                        except as required to be disclosed by law. Such
                        agreement shall be prepared by the New Unico, as defined
                        below, shall be in form and substance reasonably
                        satisfactory to such former officers and New Unico, and
                        shall contain customary provisions."

                C.      Paragraph 2.2 is deleted and replaced with the
                        following: "on Closing, all current officers and
                        directors of Unico (excluding officers and directors of
                        Intermountain Refining Co., Inc.) shall resign from such
                        positions and as employees of Unico except as provided
                        in Paragraph 18, below. The replacement board of
                        directors of the New Unico, as defined below, will
                        comply fully with the new Nasdaq requirements under the
                        SmallCap Market System."

                D.      All references to "Unico" in the Stock Purchase
                        Agreement shall be deemed to mean "Unico and its
                        wholly-owned subsidiary, Intermountain Refining Co.,
                        Inc.", where appropriate, and all representations and
                        warranties of Unico shall be interpreted in the context
                        of this Agreement.

                E.      The number 986,590 on the third line of Paragraph 4.2 is
                        deleted and replaced with the number 1,129,308.

                F.      The phrase "will be" in the last sentence of Paragraph
                        4.6 is deleted and replaced with "were."

                G.      The first sentence of Paragraph 8.1 is deleted and
                        replaced with the following: "The closing provided for
                        herein shall take place at the offices of Kristin M.
                        Cano on June 26, 1998.

                H.      Paragraph 9.1 is amended by striking the words "SGI, SI
                        and Unico" and inserting "SGI and SI".

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               I.     Paragraph 9.2 is amended by deleting the second reference
                      to Unico on line 9 and inserting "SI" in its place. IRC is specifically excluded from the operation of this
                      paragraph.

               J.     At Paragraph 11.5, all references to "Mr. Thad H. Turk and
                      Mr. Benjamin Raphan" are deleted and replaced with Kristin
                      M. Cano, One Corporate Plaza, Suite 110, Newport Beach,
                      California and Mr. Jeffrey M. Howard, One Corporate Plaza,
                      Suite 110, Newport Beach, California.

        3.     The following sections of the Stock Purchase Agreement are amended unilaterally by SGI.

               A.     Paragraph 1.2 Base Purchase Price is deleted and replaced
                      with the following: "Purchase Price. The purchase price
                      for the shares shall consist of 5,476,190 shares of Unico
                      $0.20 par value Common Stock and 5,476 shares of Unico
                      Series A Preferred Stock. No fractional shares of either
                      class of stock will be issued."

               B.     Paragraph 1.2.1 is deleted and replaced with the
                      following: "For the purpose of this [Stock Purchase]
                      Agreement, Unico Common and Series A Preferred Stock shall be deemed to have values of $0.40 and $400.00 per share
                      respectively."

               C.     Paragraph 1.2.2(a) is deleted.

               D.     Paragraph 1.3 is deleted.

        4.     The following provisions of the Certificate of Designation for
               Unico Series A Convertible Preferred Stock are amended for purposes of this Agreement.

               A.     The date "September 1, 1998" on the last line of Section
                      4(C) is deleted and replaced with the date "January 1,
                      1999."

               B.     Section 4(c)(i) is amended to reflect the following
                      conversion dates and share amounts.

                      Dates                             Maximum Shares Converted
                      -----                             ------------------------
                      January 1, 1999-May 31, 1999      1825
                      June 1, 1999-August 31, 1999      3650
                      After September 1, 1999           5476

        5.     The following provisions of the Certificate of Designation for
               Unico Series A Convertible Preferred Stock are amended
               unilaterally by SGI.

              A.      The value of "$1,400 par value" in the Resolution is
                      deleted and replaced with "$400 par value".

              B.      The figure "15,000" on the last line in Section 1 is
                      deleted and replaced with the figure "5,476".

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               C.     The last two lines of the first paragraph of Section 3 are deleted and replaced with the following" "their ownership
                      thereof, an amount equal to Four Hundred Dollars ($400)
                      per share."

               D.     Section 4(c)(ii) is deleted.

       6.     In repayment of an inter-company note and/or other debt reflected in the Unico internal financial statements dated May 31, 1998 and also as a contribution to capital, Unico will deliver good and marketable title to all of the assets listed in Exhibit A attached hereto, to Unico's wholly owned subsidiary Intermountain Refining
              Co., Inc.("IRC"), a New Mexico corporation. From and after closing, the management of IRC and its assets shall be at the sole discretion of its current officers and a board of directors, to be appointed.

       7.     Starlicon and Unico each covenant and agree that Unico or
              Starlicon will not, in any way, directly or indirectly, encumber, pledge, lien, offer as security, enter into any security
              agreement, affecting any of the assets or stock of IRC. Starlicon and Unico each further covenant and agree that Unico or Starlicon will not, in any way, directly or indirectly, cause or permit any third party to encumber, pledge, lien, offer as security, enter into any security agreement, affecting any of the assets or stock of IRC. Upon the execution of this Agreement, Intermountain will file a UCC-1 information statement, for the purpose of effecting notice of this provision.

       8.     Prior to the execution of this Agreement, Unico will deliver its shares of IRC stock to and grant to Michael M. McGloin its irrevocable proxy to vote the shares of IRC in accordance with instructions from IRC's Board of Directors. Starlicon acknowledges and agrees that after the execution of this Agreement, Starlicon, as controlling shareholder or shareholders of Unico, relinquishes all right to vote the shares of IRC stock or in any way attempt to control the business and affairs of IRC.

       9.     It is contemplated that Unico's current filing on Form 10K will be made on or about June 12, 1998. The Stock Purchase Agreement and this Agreement will be described in the Form 10K in the manner set forth in Exhibit B, attached hereto. A copy of Note Q to Unico's financial statements is attached as Exhibit B to this Agreement.

       10.    Upon execution of this Agreement, Starlicon and the Starlicon controlled Board of Directors of Unico ("the New Unico") will assume full responsibility for applying to Nasdaq for the new
              Small Cap listing or maintenance of the current listing, all as required by Nasdaq due to the Stock Purchase Agreement and this
              Agreement. The existing management of Unico and its Board of
              Directors make no representations that such new listing or continued maintenance will be obtained by the New Unico. Unico's former officers will cooperate with the management of the New
              Unico, if requested, pursuant to Paragraph 19 below, to apply for the new Nasdaq listing.

       11.    William N. Hagler ("Hagler") will grant to Kristin M. Cano his irrevocable proxy to vote his shares in favor of this Agreement and the Stock Purchase Agreement as amended herein, should shareholder approval be required in order to apply for and obtain a new listing on Nasdaq.

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       12.    As soon as is practicable for a diligent party, but not later than
              November 30, 1998, the New Unico shall commence the Nasdaq listing application process by filing an application that meets the Nasdaq quantitative listing standards (without inclusion of any assets or liabilities of IRC as of the date of such application) and, thereafter, prosecute it to conclusion. Following the successful conclusion of such listing application process, but no later than
              April 1, 1999, the directors of IRC may, at their sole discretion, consider a transaction involving IRC's stock, assets or business prospects. However, if as of November 30, 1998, the New Unico
              shall not have commenced the listing application process in the manner described above, then no later than December 1, 1998, the directors of IRC may, at their sole discretion, consider a transaction involving IRC's stock, assets or business prospects.
              In the event such a transaction contemplates a distribution of
              IRC's stock or assets to holders of shares of Unico Common Stock, such distribution would be at the Record Date and as defined below.

              A.     The Record Date to determine which holders of shares of
                     Unico Common Stock shall be entitled to the distribution is the earliest applicable date set forth in this Paragraph
                     12, above.

              B.     All shareholders of record on the Record Date shall
                     entitled to participate, pro rata, in any such distribution except those shareholders acquiring shares through and as a result of the Stock Purchase Agreement, as modified by this
                     Agreement, and holders of shares issued by the New Unico
                     between June 1, 1998 and the Record Date.

              C.     If it is subsequently determined by New Mexico counsel to
                     IRC or Unico that approval of the New Unico shareholders is required to effect any such distribution, the Record Date
                     for determining the shareholders entitled to vote shall be the Record Date. For purposes of such vote, only Kristin M.
                     Cano shall hold the irrevocable proxy of the shareholders
                     receiving shares pursuant to the Stock Purchase Agreement
                     as modified by this Agreement and all shares issued between
                     June 1, 1998 and the Record Date by the New Unico. Ms. Cano
                     shall vote such shares in favor of such distribution or at the discretion of the IRC Board of Directors.

       13.    It is contemplated that any distribution of IRC shares held by
              Unico will be tax free pursuant to Section 355 of the Internal
              Revenue Code of 1986. Management of IRC will require a tax opinion from a tax attorney or tax accountant of their choice that such distribution will be tax free. The New Unico will pay for or otherwise reimburse IRC for the cost of obtaining such tax opinion. Should it be determined that the transaction is not tax free then, at the sole discretion of IRC's Board of Directors, IRC may change or modify the transaction or require the New Unico to pay any tax liability associated with the distribution in an amount up to, and including, $200,000. In the event IRC's Board of
              Directors determines, in its sole discretion, that such
              distribution is not in the best interest of the shareholders entitled to participate pursuant to Paragraph 12, they may structure any other transaction favorable to such shareholders. If it is determined that a shareholder vote is required for such other transaction, then the requirements of Paragraph 12 C shall apply.

       14.    In order to accomplish any distribution that may be contemplated in Paragraph 12, the shares of IRC stock to be distributed will require registration with the United States Securities and
              Exchange Commission and qualification with various state
              securities

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S1_EX-56

              regulators. The New Unico will pay for all required audits, state and federal filing fees, attorneys fees, printing and other fees and expenses associated with such registration estimated to be
              $125,000. The obligation of the New Unico and/or SI to pay the fees and expenses set forth herein above shall be guaranteed jointly and severally by Carol Mauer, Ike Suri and Mr. John Hwang
              ("the Guarantors") , in a form attached hereto as Exhibit C. The execution of such guarantee by the Guarantors shall be a condition to closing this Agreement.

       15.    At such time as IRC is prepared to commence the registration process described in Paragraph 14 above, an estimate of costs will be submitted to the New Unico/SI solely for information purposes.
              IRC will consider lower cost means of achieving such a
              registration that may be suggested by Unico/SI, but is under no obligation to adopt such suggestions.

       16.    Upon execution of this agreement, Starlicon will deliver a check to IRC in the amount of $25,000 payable to Kristin M. Cano Clients
              Fund representing partial payment of attorney's fees incurred in the matter that is the subject of this Novation Agreement. The balance of such fees, estimated to be $30,000 shall be due and payable in 30 days. Such $30,000 will be paid to Kristin M. Cano
              Clients Fund at that time. Should the remaining fees be less than
              $30,000, Kristin M. Cano will tender a refund to New
              Unico/Starlicon. Should the remaining fees exceed $30,000, IRC will bill New Unico/Starlicon for the balance. Copies of
              attorney's statements shall be furnished by IRC, upon request;
              however, only Kristin M. Cano, and no others, will review and approve the bill of McGloin, Davenport, Severson & Snow for fairness. If Kristin M. Cano approves the bill, such amount will be paid to McGloin, Davenport, Severson & Snow.

       17.    Upon execution of this Agreement, the New Unico will enter into a retainer Agreement with Kristin M. Cano providing that it will use the services of Ms. Cano for a minimum period of 12 months after the closing for matters of corporate governance, SEC matters and
              Nasdaq matters. The terms of this relationship will be
              memorialized in a separate agreement satisfactory to the New Unico and Kristin M. Cano. By executing this Agreement, Starlicon,
              Unico, the New Unico, and IRC acknowledge that they will waive any claim of conflict of interest as to Kristin M. Cano's
              representation of SI and IRC in a separate agreement. In the event that the new relationship between Kristin M. Cano and the New
              Unico is terminated for any reason, the New Unico shall within 10 business days engage counsel reasonably acceptable to IRC to perform the serviced contemplated by this Paragraph.

       18.    Upon execution of this Agreement, Hagler and Hurt shall resign as
              President and Secretary/Treasurer, respectively of Unico, and shall be appointed to the temporary posts of Executive Vice
              President and Assistant Secretary for the sole and exclusive purpose of transferring the property reflected on Exhibit A to
              IRC. At closing, the New Unico will provide an appropriate resolution from the Board of Directors approving such appointments and authorizing an irrevocable power of attorney granting Hagler and Hurt full authority to affect the asset transfers contemplated by this Agreement. The management and board of directors of the
              New Unico will cooperate fully and expeditiously and take all steps required and requested of them to effect the asset transfers to IRC. In addition, Messrs. Hagler, Hurt, Hickey and Watson will resign their positions on Unico's Board of Directors.

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       19.    In order to provide orderly implementation of the transaction contemplated herein, Hagler and Hurt will consult the New Unico, as requested, up to 10 hours per month, each, at the hourly rate of $60.00 and $40.00, respectively, including travel time and reasonable expenses, for a period of six months. Payment for such services and costs shall be within 10 calendar days of receipt of a bill from Hagler and Hurt. The terms and conditions of an agreement for consulting services with Hagler and Hurt will be memorialized in a separate agreement. As additional consideration for providing these consulting services the New Unico grants to
              Hagler a warrant to purchase 100,000 shares of Common Stock and to
              Hurt stock options to purchase 50,000 shares of Common Stock both of these at $1.40 per share. A Warrant reflecting the granting of these options will be executed by the New Unico contemporaneously with the closing.

       20.    Hagler, Hurt and a representative of New Unico will meet and work out an orderly transfer of the corporate records of Unico.

       21.    New Unico will be prohibited from filing any proceeding under the
              United States Bankruptcy Code within one year of the execution of this Agreement.

       22.    Except for the Stock Purchase Agreement, which shall remain in full force and effect as modified by this Agreement, this
              Agreement and the Agreements referred herein, sets forth the sole and entire agreement between Unico, IRC and Starlicon, there are no other agreements or understandings not set forth in this
              Agreement between the parties and this Agreement supersedes any and all prior or contemporaneous oral or written agreements or understandings between the same parties concerning the subject matter hereof. No modification, waiver or termination of this
              Agreement, or any part thereof, shall be binding unless signed in writing by all parties.

       23.    Unico's former management shall approve the press release prepared by the New Unico to announce the transactions contemplated herein.
              Such approval shall not be unreasonably withheld. The SEC Form 8-K prepared by the New Unico shall be approved by Ms. Cano as to form.

       24.    Concurrent with the execution of this Agreement, counsel for Unico shall execute and deliver to counsel for Starlicon Dismissals with
              Prejudice as to the entire action ("Dismissals") of all claims asserted in Unico, Inc. v. Starlicon Group, Inc., Starlicon
              International Corporation et al., Case No. CV 98-3990 DT (SHx).

       25.    This Agreement may be executed in its original version or in any copies, counterparts, or other duplicates, and this all signatures need not appear on the same document.

       26.    If any provision, paragraph, clause, or sentence in this Agreement is found or declared to be illegal, void, invalid, or
              unenforceable, the remaining provisions, paragraphs, clauses, and sentences shall be severable and shall remain in full force and effect. A void or invalid paragraph, clause, or provision shall be severable from, and shall not affect the validity or
              enforceability of, the remaining provisions of this Agreement.

       27.    This Agreement shall be construed and enforced under the laws of the State of California without giving effect to the principles relating to conflicts of law. Any litigation commenced under this
              Agreement shall be commenced within the State of California,
              County of Orange.

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        28.    Each of the undersigned agrees and represents that he or she has read this Agreement from beginning to end and fully understands all of it, and has executed it on the date indicated below on behalf of the respective parties.

        29.    A photocopy of this document may be used with the same force and effect as an original.

        30.    This Agreement may be executed in its original version or in any copies, counterparts, or other duplicates, and all signatures need not appear on the same document.

                                              Unico, Inc.

Dated:  June 25, 1998                By:    /s/ WILLIAM N. HAGLER
                                             ------------------------------------
                                             William N. Hagler, President

Dated:  June 25, 1998                       Intermountain Refining Co., Inc.

                                      By:    /s/ WILLIAM N. HAGLER
                                              -----------------------------------
                                              William N. Hagler, President

Dated:  June 26, 1998                       Starlicon Group, Inc.

                                      By:    /s/ IKE SURI
                                              -----------------------------------
                                              Ike Suri, President

Dated: June 26, 1998                         Starlicon International Corporation

                                      By:    /s/ WING PO SZETO
                                              -----------------------------------
                                              Wing Po Szeto, President

                                        8

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                                    EXHIBIT A

                    ASSETS TO BE MAINTAINED IN OR TRANSFERRED
                       TO INTERMOUNTAIN REFINING CO., INC.

1.      Land, buildings, refinery equipment, co-generation equipment, inventories, cash accounts receivable and notes receivable. Currently owned by Intermountain Refining Col, Inc., Fredonia, Arizona.

2.      Kansas Gas Properties consisting of approximately 20 natural gas wells, surface and subsurface equipment, leasehold interests, and related accounts receivable and accounts payable. Currently owned by Unico, Inc.

3.      Series A and Series B 7% Cumulative Preferred Stock, Chatfield Dean Co.,
        Inc. currently owned by Unico, Inc.

4.      Land, building and office furniture and equipment, 1921 Bloomfield
        Blvd., Farmington, New Mexico. Currently owned by Unico.

5.      Cash value life insurance. Currently owned by Unico.

6.      Cash, accounts receivable (less accounts payable), notes receivable, income tax refunds receivable, and deposits owned by Unico through the closing date.

S1_EX-60
                                    EXHIBIT B

                    UNICO FORM 10-K DISCLOSURE OF NOVATION AGREEMENT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
================================================================================

    Disclosures About Segments: Also in June 1997, the FASB issued SFAS no. 131,
"Disclosures About Segments of an Enterprise and Related Information." This
Statement establishes standards for the way that public entities report information about operating segments in annual financial statements and requires that selected information about operating segments be reported in interim financial reports as well. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This
Statement is effective for fiscal years beginning after December 31, 1997.

NOTE Q -- STARLICON MERGER

        On February 21, 1998 the Company entered into an agreement (the
"Agreement") with Starlicon Group Inc. ("SGI") to acquire 100% of the outstanding stock of privately held Starlicon International Corporation ("SI").
Based in Fremont, California, SI markets computer peripherals under the Paradise brand name as well as certain generic computer components. The effective date of the transaction was to have been November 30, 1997.

        A preliminary audit of SI's books as of November 30, 1997 revealed that
SI failed to meet certain financial criteria. As a result, the Company notified
SGI and SI on May 20, 1998 of its unilateral rescission of the transaction. In addition, on May 21, 1998, the Company filed a Complaint in the United States
District Court for the Central District of California entitled Unico, Inc. v.
Starlicon Group Inc., Starlicon International Corporation, et al, Case No. CV
98-3990 DT (Shx), seeking the Court's confirmation of the Company's unilateral rescission.

        The parties have subsequently agreed that the Agreement executed on
February 21, 1998 did not close and are presently negotiating a novation agreement which, among other things, would result in a subsequent effective date for the merger. In connection with these negotiations, the Company has agreed to withdraw its Complaint upon execution of the novation agreement.

================================================================================
S1_EX-61
                                    EXHIBIT C

                               GUARANTY AGREEMENT

               This Agreement ("Guaranty") is entered into and made on June ___,
1998 by and between Intermountain Refining Co. ("IRC" or "Obligee"), a New
Mexico corporation, on the one hand, and Carol Mauer ("Mauer"), Ike Suri
("Suri") and John Hwang ("Hwang") (collectively referred to herein as,
"Guarantors") on the other hand.

                               W I T N E S S E T H

               WHEREAS, on February 21, Unico, Inc., a New Mexico corporation
("Unico") and Starlicon Group, Inc. ("SGI"), a Nevada corporation entered into a
Stock Purchase Agreement (the "Stock Purchase Agreement"), wherein and whereby
Unico was to acquire all of the issued and outstanding shares of stock of
Starlicon International ("SI"), a California corporation, in exchange for
5,476,190 shares of Unico common stock and 10,952 shares of Unico convertible preferred stock, convertible into 10,952,000 shares of common stock ("the
Transaction") (SGI and SI will be collectively referred to herein as
"Starlicon";

               WHEREAS, during the course of closing the Transaction and as part of fulfilling the requirements of the Agreement, a dispute arose between Unico and Starlicon;

               WHEREAS, on May 21, 1998, Unico filed a Complaint in the United
States District Court for the Central District of California entitled Unico,
Inc. v. Starlicon Group, Inc., Starlicon International Corporation, et al., Case
No. CV 98-3990 DT(SHx);

               WHEREAS, Unico and Starlicon desired to settle and resolve their differences and to that end entered into a Novation Agreement on this date, wherein and whereby, shares of IRC, a wholly owned subsidiary of Unico may eventually be distributed to certain shareholders of Unico;

               WHEREAS, in order to settle the differences between Unico and
Starlicon the Novation Agreement provided in Paragraphs 14 and 16 for the payment of certain obligations to IRC;

               WHEREAS, it is the intent of the parties hereto to guarantee to
IRC payment of the obligations enumerated in Paragraphs 14 and 16 of the
Novation Agreement;

               NOW THEREFORE, in consideration of the covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledge, the parties agree as follows:

        1.      Obligation Guaranteed . For valuable consideration, receipt of which is hereby acknowledged, the undersigned, Mauer, Suri, and
                Hwang (hereinafter called" Guarantors") jointly and severally unconditionally guarantee to IRC

                                       -1-

S1_EX-62

                (hereinafter called "Obligee") the following obligation(s) of the New Unico (as defined in Paragraph 10 of the Novation
                Agreement (hereinafter called "the New Unico or "Obligor"): the indebtedness of Obligor that arises under Paragraph 14 of the
                Novation Agreement.

        2.      Insolvency or Bankruptcy of Obligor. Guarantors jointly and severally unconditionally guarantee the payment of the
                indebtedness of Obligor that arises under Paragraph 14 of the
                Novation Agreement and any and all indebtedness of Obligors to
                Obligee whether or not due or payable by Obligor, upon (a) the dissolution, insolvency, or business failure of, or any
                assignment for the benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceedings by or against Obligors or
                Guarantors, or (b) the appointment of a receiver for, or the attachment, restraint of, or making or levying of any court order or legal process affecting the property of Obligors or
                Guarantors, and jointly and severally unconditionally promise to pay this indebtedness to IRC, or order, on demand, in lawful money of the United States.

        3.      Extent of Liability. The joint and several liability of
                Guarantors is for the amounts set forth in Paragraph 14 of the
                Novation Agreement, which is the principal sum. The foregoing limitation, does not include interest, attorneys' fees, costs, and expenses as provided in Paragraph 9 of this Guaranty. This
                Guaranty may be terminated with regard to future transactions provided Guarantors give written notice of termination to
                Obligee. Notice shall be deemed effective as of noon of the next succeeding business day following receipt of notice by Obligee.
                No such notice shall release Guarantors, whether or not giving such notice, from any liability as to any indebtedness
                guaranteed hereunder that may be owing to or held by Obligee or in which Obligee may have an interest or for which Obligee may be obligated at the time of receiving notice, and all extensions or renewals thereto.

                        The liability of Guarantors under this agreement is
                exclusive and independent of any security for or other guarantee of the indebtedness of Obligors, whether executed by Guarantors or any other party, and the liability of Guarantors under this
                Guaranty is not affected or impaired by (a) any indebtedness exceeding Guarantor's liability; (b) any direction of
                application by Obligors or any other party; (c) any other
                continuing or other guaranty, undertaking, or maximum liability of Guarantors or of any other party as to the indebtedness of
                Obligors; (d) any payment on or in reduction of any other
                guaranty or undertaking; (e) any notice of termination of this agreement as to future transactions given by, or the death or termination of, or the revocation or release of any obligations under this agreement of, any other of the Guarantors; or (f) any payment made to the Obligee on the indebtedness that Obligee repays to Obligors pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding; Guarantors waive any right to the deferral or
                modification of Guarantor's obligations hereunder by virtue of any such proceeding.

                                       -2-

S1_EX-63

        4.      Joinder of Parties. The obligations of guarantors hereunder are joint and several, and independent of the obligations of
                Obligors, and a separate action or actions may be brought and prosecuted against Guarantors whether action is brought against
                Obligors or whether Obligors be joined in any such action or actions. Guarantors waive, to the fullest extent permitted by law, the benefit of any statute of limitations affecting their liability under this agreement or the enforcement of this
                agreement. Any payment by Obligors or other circumstance that operates to toll any statute of limitations as to Obligors shall also operate to toll the statute of limitations as to
                Guarantors. Any Guarantor who is a married person agrees that recourse may be had against his or her separate property and his or her share of the community property for his or her
                obligations under this agreement.

        5.      Change of Obligation. Guarantors authorize Obligee, (whether or not after revocation or termination of this guaranty) without notice or demand (except any notice or demand that is required by statute and cannot be waived) and ,without affecting or impairing their liability hereunder, from time to time to (a)
                renew, compromise, extend, or otherwise change the time for performance of, or otherwise change the terms of the obligation or any part thereof; (b) take and hold security for the
                performance of this guaranty or the obligation guaranteed, and exchange, enforce, waive, and release any such security; (c)
                apply such security and direct the order or manner of sale thereof as Obligee in its discretion may determine; and (d)
                release or substitute any one or more of the Guarantors. Obligee may without notice assign this guaranty in whole or in part.

        6.      Capacity and Authority of Obligors. It is not necessary for
                Obligee to inquire into the capacity or powers of Obligors or the officers, directors, partners, or agents acting or
                purporting to act on their behalf, and any indebtedness made or created in reliance on the professed exercise of those powers shall be guaranteed under this agreement. If one or more of the
                Obligors is a partnership, the words "Obligors" and
                "indebtedness" as used in this agreement include all successor partnerships and their liabilities to Obligee.

        7.      Subordination. Any indebtedness of Obligors now or hereafter held by Guarantors is hereby subordinated to the indebtedness of
                Obligors to Obligee, and all such indebtedness of Obligors to
                Guarantors, if Obligee so requests, shall be collected,
                enforced, and received by Guarantors as trustees for Obligee and be paid over to Obligee on account of the indebtedness of
                Obligors to Obligee, without affecting or impairing in any manner the liability of Guarantors under the other provisions of this guaranty. Any instruments now or hereafter evidencing any indebtedness of Obligors to the undersigned shall be marked with a legend that they are subject to this guaranty, and, if Obligee so requests, shall be delivered to Obligee.

                                       -3-

S1_EX-64

        8.      Waiver of Defenses. (a) Guarantors waive any right to require
                Obligee to (1) proceed against Obligors; (2) proceed against or exhaust any security held from Obligors; or (3) pursue any other remedy in Obligee's power whatsoever ; (b) Guarantors waive any defense based on or arising out of any defense of Obligors other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of Obligors, the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of Obligors other than payment in full of the indebtedness; (c) Obligee may, at its election, foreclose on any security held by Obligee by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is
                commercially reasonable, or exercise any other right or remedy
                Obligee may have against Obligors, or any security, without affecting or impairing in any way the liability of Guarantors under this agreement, except to the extent the indebtedness has been paid; (d) Guarantor waives all rights and defenses arising out of an election of remedies by Obligee;(e) Until all
                indebtedness of Obligors to Obligee is paid in full, even though that indebtedness is in excess of Guarantors' liability under this agreement, Guarantors shall have no right of subrogation, shall waive any right to enforce any remedy that Obligee now has or may hereafter have against Obligors, and shall waive any benefit of, and any right to, participation in any security now or hereafter held by Obligor. Guarantors waive all presentments and notices of acceptances of this guaranty; (g) Guarantors assume all responsibility for keeping themselves informed of
                Obligors' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the
                indebtedness and the nature, scope, and extent of the risks that
                Guarantors assume and incur under this agreement, and agree that
                Obligee shall have no duty to advise Guarantors of information known to it regarding those circumstances or risks.

        9.      Attorneys' Fees and Costs. In addition to the amounts guaranteed under this agreement, Guarantors jointly and severally agree to pay legal interest from the date of this Guaranty, reasonable attorneys' fees and all other costs and expenses incurred by
                Obligee in enforcing this guaranty in any action or proceeding arising out of, or relating to, this guaranty.

        10.     Liens and Setoffs. In addition to all liens upon, and rights of setoff against the moneys, securities, or other property of
                Guarantors, if any, given to Obligee by law, Obligee shall have a lien upon and a right of setoff against all moneys,
                securities, and other property of Guarantors now or hereafter in the possession of Obligee, whether held in a general or special account, or for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to Guarantors.

        11.     Nonwaiver of Rights of Obligee. No right or power of Obligee under this agreement shall be deemed to have been waived by any act or conduct on the part of Obligee, or by any neglect to exercise that right or power, or by any delay in so doing; and
                every right or power shall continue in full force and effect until specifically waived or released by an instrument in
                writing executed by Obligee.

                                       -4-

S1_EX-65

        12.    Meaning of Terms. In all cases where there is but a single
               Obligor or a single Guarantor, all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Obligor named herein, or when this guaranty is executed by more than one Guarantor, the word "Obligors" and the word
               "Guarantors" respectively shall mean all and any one or more of them.

        13.    Effect on Heirs and Assigns. This guaranty and the liability and obligations of Guarantors under this agreement are binding upon
               Guarantors and their respective heirs, executors, and assigns, and inure to the benefit of and are enforceable by Obligor and its successors, transferees, and assigns.

        14.    Governing Law and Modification. This guaranty shall be deemed to be made under, and shall be governed by, the laws of the State of
               California in all respects, including matters of construction, validity, and performance, and its terms and provisions may not be waived, altered, modified, or amended except in writing duly signed by an authorized officer of Obligee and by Guarantors.

        15.    Invalidity. If any provision of this guaranty contravenes or is held invalid under the laws of any jurisdiction, this guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties to this agreement shall be construed and enforced accordingly.

        16.    This Agreement may be executed in its original version or in any copies, counterparts, or other duplicates, and all signatures need not appear on the same document.

        17.    A photocopy or telefax copy of this document may be used with the same force and effect as an original.

               IN WITNESS WHEREOF, the undersigned Guarantors have executed this
Guaranty on June ___, 1998.

- --------------------------------------      ------------------------------------
Ike Suri, Guarantor                         John Hwang, Guarantor

Address: 1601 N. Sepulveda Blvd., #243      Address: 45541 Claret Court
         Manhattan Beach, CA 90266                   Fremont, CA 94539
Phone:   (310) 396-9347                     Phone:   (510) 770-3990 x3110
SSN:     ###-##-####                        SSN:     ###-##-####

- --------------------------------------
Carol Maurer, Guarantor

Address: 1952 Coldwater Canyon
         Beverly Hills, CA 90210
Phone:   (310) 859-8906
SSN:     ###-##-####

                                       -5-

S1_EX-66